EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47928) of Oplink Communications, Inc. of our report dated July 29, 2003 relating to the financial statements of Oplink Communications, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated July 29, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California

September 26, 2003